                                                                    Exhibit 99.2

                         Form 3 Joint Filer Information

Name: Nth Power Management II-A, L.P.

Address: 50 California Street
         San Francisco, California 94111

Designated Filer: Timothy A. Woodward

Issuer & Ticker Symbol: Comverge (COMV)

Date of Event Requiring Statement: 4/12/2007